UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2011

COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1- 04329	34-4297750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2011, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), along with Max-Trac Tire Co., Inc., a subsidiary of the Company, an Ohio corporation (d/b/a Mickey Thompson Performance Tires & Wheels) (“Max-Trac” and, together with the Company, the “Borrowers” ), entered into an Amended and Restated Loan and Security Agreement (the “Amended Loan and Security Agreement”), dated as of July 27, 2011, with Bank of America, N.A. (as Administrative Agent, Collateral Agent and a Lender), PNC Bank, National Association (as Syndication Agent and a Lender), Banc of America Securities LLC and PNC Capital Markets LLC (as Joint Book Managers and Joint Lead Arrangers), JPMorgan Chase Bank, N.A. (as Documentation Agent and a Lender) and Fifth Third Bank (as a Lender, and collectively with the other Lenders, the “Lenders”).

The Amended Loan and Security Agreement provides for a $200 million revolving credit facility maturing on July 27, 2016. The Borrowers may request an additional $50 million under the Amended Loan and Security Agreement, subject to certain conditions, including the consent of the Lenders to such increase. The Amended Loan and Security Agreement is secured by the Company’s U.S. inventory, certain North American accounts receivables that have not been previously pledged and general intangibles related to the foregoing. The maximum availability under the Amended Loan and Security Agreement is governed by a borrowing base derived from the lesser of (a) the aggregate amount of the commitments of all Lenders, less certain obligations under letters of credit and a minimum availability amount; or (b) the sum of a borrowing base formula of eligible accounts receivable and inventory, less certain obligations under letters of credit and a minimum availability amount.

The Amended Loan and Security Agreement has a $150 million letter of credit subline. Borrowings under the Amended Loan and Security Agreement bear a margin over the London Interbank Offered Rate of 150 basis points to 200 basis points, depending on the availability remaining under the borrowing base. As of July 31, 2011, there were no advances outstanding and $1.9 million in standby letters of credit outstanding under the Amended Loan and Security Agreement.

The Amended Loan and Security Agreement also contains certain customary events of default. If an Event of Default (as defined in the Amended Loan and Security Agreement) has occurred and is continuing, the Administrative Agent may terminate the commitments and declare the principal and any accrued and unpaid interest outstanding under the Amended Loan and Security Agreement immediately due and payable by the Borrowers, and in the case of an insolvency related event of default, such principal and any accrued and unpaid interest shall automatically become due and payable.

The Lenders and the Joint Book Managers and Joint Lead Arrangers have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing, foreign exchange and other advisory services to, or engage in transactions with, the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company or its subsidiaries or affiliates for such services.

In connection with the Amended Loan and Security Agreement, on July 27, 2011, the Company, Cooper Receivables LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, Market Street Funding LLC and PNC Bank, National Association amended the Company’s accounts receivable securitization facility under a Fourth Amendment to Amended and Restated Receivables Purchase Agreement (the “Amended Receivables Purchase Agreement”). As reported in the Company’s Current Report on Form 8-K filed on June 8, 2011, in connection with the Amended Loan and Security Agreement, the Company increased the size of its accounts receivables securitization facility from $125 million to $175 million.

The summaries of the Amended Loan and Security Agreement and the Amended Receivables Purchase Agreement described above are qualified in their entirety by reference to the Amended Loan and Security Agreement and the Amended Receivables Purchase Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 in this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of July 27, 2011, by and among Cooper Tire & Rubber Company, Max-Trac Tire Co., Inc., certain financial institutions named therein (as Lenders), Bank of America, N.A. (as Administrative Agent and Collateral Agent), PNC Bank, National Association (as Syndication Agent), Banc of America Securities LLC and PNC Capital Markets LLC (as Joint Book Managers and Joint Lead Arrangers) and JPMorgan Chase Bank, N.A. (as Documentation Agent).

10.2	Fourth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of July 27, 2011, by and among Cooper Tire & Rubber Company, Cooper Receivables LLC, Market Street Funding LLC and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Jack Jay McCracken
Name:	Jack Jay McCracken
Title:	Assistant Secretary

Date: August 2, 2011

Exhibit Index

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of July 27, 2011, by and among Cooper Tire & Rubber Company, Max-Trac Tire Co., Inc., certain financial institutions named therein (as Lenders), Bank of America, N.A. (as Administrative Agent and Collateral Agent), PNC Bank, National Association (as Syndication Agent), Banc of America Securities LLC and PNC Capital Markets LLC (as Joint Book Managers and Joint Lead Arrangers) and JPMorgan Chase Bank, N.A. (as Documentation Agent).

10.2	Fourth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of July 27, 2011, by and among Cooper Tire & Rubber Company, Cooper Receivables LLC, Market Street Funding LLC and PNC Bank, National Association.